UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Pinnacle West Capital Corporation
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2018 Shareholder Engagement

FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements based on current expectations, including statements regarding our earnings guidance and financial outlook and goals. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project” and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: our ability to manage capital expenditures and operations and maintenance costs while maintaining high reliability and customer service levels; variations in demand for electricity, including those due to weather seasonality, the general economy, customer and sales growth (or decline), and the effects of energy conservation measures and distributed generation; power plant and transmission system performance and outages; competition in retail and wholesale power markets; regulatory and judicial decisions, developments and proceedings; new legislation, ballet initiatives and regulation, including those relating to environmental requirements, regulatory policy, nuclear plant operations and potential deregulation of retail electric markets; fuel and water supply availability; our ability to achieve timely and adequate rate recovery of our costs, including returns on and of debt and equity capital investments; our ability to meet renewable energy and energy efficiency mandates and recover related costs; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; current and future economic conditions in Arizona, including in real estate markets; the development of new technologies which may affect electric sales or delivery; the cost of debt and equity capital and the ability to access capital markets when required; environmental, economic and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions; volatile fuel and purchased power costs; the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facility and system conditions and operating costs; the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region; the willingness or ability of our counterparties, power plant participants and power plant land owners to meet contractual or other obligations or extend the rights for continued power plant operations; and restrictions on dividends or other provisions in our credit agreements and ACC orders. These and other factors are discussed in Risk Factors described in Part I, Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law.

Our Energy Sources1 Our Plants APS co-owns and operates power plants in the Southwest, with full operational control and responsibility for: Our Business Pinnacle West operates Arizona Public Service (“APS”), our principal subsidiary PINNACLE WEST: WHO WE ARE We are a vertically integrated, regulated electric utility in the growing Southwest United States PALO VERDE The largest nuclear power plant in the U.S. 3,990 MW2 FOUR CORNERS A 2-unit coal-fired power plant 1,540 MW2 CHOLLA A 3-unit coal-fired power plant 767 MW2 1 APS’s sources of energy by type used to supply energy to native load customers during 2017 2 Net generation rating; APS owns 29.1% of Palo Verde, 63.0% of Four Corners and 50.5% of Cholla $17B Consolidated Assets Arizona’s largest and longest-serving electric company, providing affordable and reliable electricity for approximately 1.2M customers APS shares ownership of Palo Verde with six other utilities, but maintains sole management responsibility for the nation’s largest nuclear plant 25 Years as the nation’s largest power producer of any kind >$1B Annual budget managed solely by APS Largest clean-air generator in the United States Nuclear 31.5% Coal 19.7% Gas/Oil 23.7% Renewables 8.2% (Purchased Power 6.3% and Owned 1.9%) Purchased Power - Conventional 16.9%

A strategy to drive VALUE The Core is the foundation for our strategic and business initiatives Consumer Engagement Deliver value-added programs and services that derive from consumer insights and strengthen our brand for the future Flexible Resources Develop new initiatives and businesses that leverage our core capabilities Employees Adopt sustainable programs to invest in our people today and in the future Innovation Integrate new technologies to enhance performance, reliability and the overall experience of our customers and employees The APS Strategic Business Plan is anchored by four themes that align with industry trends shaping our future and the way we do business

Investment proposition while also working to ensure Pinnacle West and Arizona have a sustainable energy future Integrating Technology to Modernize the Grid At the forefront of utilities studying and deploying advanced infrastructure to enable reliable and cost-efficient integration of emerging technologies into the grid and with customers Taking Steps to Address Rate Design Worked with Arizona Corporation Commission and key stakeholders to modernize rates Comprehensive rate review agreement approved in August 2017, enabling investment in smarter, cleaner energy infrastructure We are executing on our financial and operational objectives Operational Excellence Top decile safety performance in the U.S. electric utilities industry APS operates the Palo Verde Generating Station Disciplined cost management Financial Strength Annual dividend growth of 6%, subject to declaration at Board of Directors’ discretion Strong credit ratings and balance sheet Average annual rate base growth of 6-7% Leverage Economic Growth Arizona’s long-term growth fundamentals remain largely intact, including population growth, job growth and economic development By 2032 we expect to add approximately 550,000 new customers1 1 April 10, 2017 Integrated Resource Plan

Leadership and performance Transformation Our skilled management team has driven exceptional performance since taking over 2010-2017 2002-2009 Don Brandt promoted to CEO (April 2009) Strong management team including Messrs. Hatfield, Bement, Edington, Falck and Schiavoni +346.3% TSR since April 20091 Average ROE 7.0% 9.7% -10.4% TSR 2002-20091 Dividend raises reinstated in 2012; Average annual increase ~5% 1 Total shareholder return reflects dividend adjusted share price between the periods of April 30, 2002-April 30, 2009 and April 30, 2009-December 31, 2017. -50 0 50 100 150 200 250 300 350 400 450 -50% 50% 150% 250% 350% 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 PNW TSR 2002-2009 PNW TSR 2009-2017

Performance results Consistent performance with a strong outlook for the future Dividend Growth Goal Indicated Annual Dividend Rate at Year-End3 Strong earnings performance Track-record of earnings growth Favorable rate case decision in August 2017 supports revenue generation and infrastructure investment Strong long-term fundamentals in Arizona (population growth, economic development) Delivering value to our shareholders In 2017, Pinnacle West increased its dividend by 6%, representing the 6th straight year of increases2 Our TSR has outperformed peers over both short- and long-term periods3 1 In millions; “Net Income” represents Consolidated Net Income Attributable to Common Shareholders. 2 Future dividends subject to declaration at Board of Directors’ discretion. 3 Represents the S&P 500 and the Edison Electric Institute over 1-, 3-, and 10-year periods as of December 31, 2017. Annual growth goal of 6% 13% 38% 217% 12% 26% 98% 22% 38% 126% 1 Year TSR 3 Year TSR 10 Year TSR Pinnacle West TSR vs. Peers 3 PNW EEI Index S&P 500 $2.18 $2.27 $2.38 $2.50 $2.62 $2.78 2012 2013 2014 2015 2016 2017 2018 Dividend Growth 2

Sustainability APS’s vision is to create a sustainable energy future for Arizona Five critical areas of our sustainability efforts 50% of our diverse energy mix is carbon-free Plan to reduce carbon intensity by 23% over the next 15 years MSCI Environmental Sustainability and Governance A rating1 More than 1,300 MW of installed solar capacity Plan to add over 500 MW of energy storage in next 15 years 70% reduction in OSHA recordable injuries over past 10 years Remain top decile for safety performance in U.S. electric utilities industry 14% reduction in groundwater use since 2014 20 billion gallons of water recycled each year to cool Palo Verde Average employee tenure of 13 years due to strong talent strategy More than 20% of our employees are veterans Palo Verde hosted a nuclear Women in Leadership forum Carbon Management Energy Innovation Safety & Security Water Resources People We continue to be recognized for our sustainability leadership Obtained a “Leadership” rating from CDP for climate change and water management—one of only two U.S. utilities to earn the highest rating in both categories Nuclear and Operating Committee charter was amended in 2018 to assign oversight of sustainability initiatives and strategy Progress and Achievements 1 As of October 27, 2017

Increased the proportion of performance shares in our CEO’s and Executive Vice Presidents’ 2018 long-term incentive awards from 60% to 70% Revised 2018 metrics in certain key business units to better align with our priorities and emphasize top-quartile or above performance Adopted a formal clawback policy Made several enhancements to our 2018 proxy disclosure: Clarified how our performance metrics support and align with our long-term strategy Redesigned annual incentive disclosure Added detail on how we select our peer group Added specific responsibility for oversight of sustainability matters to the charter of the Nuclear and Operating Committee Included a director key skills and experience matrix in the 2018 Proxy Statement Shareholder Engagement We have an established engagement program to maintain a dialogue with our shareholders Compensation Governance Sustainability Following our 2017 Annual Meeting, we met with shareholders representing approximately 40% of our shares outstanding to seek specific feedback on our executive compensation program as well as our broader governance and sustainability practices In response to the feedback received, the Board made several changes:

EXECUTIVE Compensation Following discussions with shareholders in 2017, the Board approved several changes to further align pay and performance Note: For a detailed description of our executive compensation program and award arrangements, please see our 2018 Proxy Statement and related Form 8-Ks. Performance share allocation increased to 70% for our CEO and EVPs starting in 2018 Earnings goals set for 2018 reflect the August 2017 approval of our comprehensive rate review and represent meaningful year-over-year increases Certain business unit metrics revised for 2018 to better align with priorities and emphasize top quartile or above performance 2017 COMPENSATION PROGRAM 2018 ENHANCEMENTS Adopted a formal clawback policy and further enhanced our disclosure in key areas Base Salary Cash Annual Incentive Cash 1 year Earnings Business Unit Performance Long-Term Incentive Performance Shares (60%) Restricted Stock Units (40%) 3 Years Vest Ratably Over 4 Years Relative TSR (50%) Relative Operational Performance (50%) Stock Price Measurement Period Performance Link Pay Element - -

Relative Long-Term Metrics Business Unit Performance Earnings Determining Performance Goals Combined rigorous pay-setting approach and performance-based program establishes strong pay and performance alignment Earnings growth impacted by base rate approved by regulators When setting 2017 goals, decision regarding our comprehensive rate review, initiated in June 2016, still pending Without a rate adjustment, we expected 2017 earnings to be relatively flat to 2016 2018 earnings goals reflect 2017 approval of rate review Given increase in revenues enabled by the rate adjustment, meaningful year-over-year increases in 2018 earnings goals Setting 2017 Goals Setting 2018 Goals 100% tied to relative performance against industry peers 90th percentile performance required for maximum payouts Goals are set based on our annual business planning process and reviewed for relevance and appropriate alignment with our business strategy Several metrics are set with reference to industry-wide benchmarks, and are typically set at the top quartile Non-benchmarked metrics are designed to drive favorable trends based on historical internal data Annual Long-Term August 2017: Rate review approved

Structure and Performance Criteria of CEO Award Positioning for the future The Board is focused on succession planning to ensure a sustainable leadership pipeline Succession Planning Context Given our need for specialized experience, we maintain strong management succession planning practices and are focused on developing and retaining talent within our Company CEO and senior leadership succession planning continues to be a focus for the Board, and we have been executing on a very deliberate succession and development plan The Board and Human Resources Committee believed that a performance-contingent award was critical to retaining a retirement-eligible CEO for what was perceived to be a multiple-year succession planning period The performance goals are structured to incentivize continued financial performance while ensuring that succession- and development-related milestones are met Hurdle Tranche 1 Tranche 2 Minimum 8.00% ROE Condition (2017) No portion of award payable if ROE condition not met Earnings threshold (2017 calendar year) Earnings threshold (2018 calendar year) Succession planning and development: year 1 milestones Succession planning and development goals No portion of award payable if neither earnings thresholds are met1 Full award subject to goals being satisfied 1 If only one earnings threshold is met, 50% of the award may be earned subject to additional adjustments based on succession planning & development performance

2018 DIRECTOR NOMINEES Our directors possess the deep and diverse skills and experience necessary to provide effective oversight on our strategy and operations Robust Lead Director Role Kathy Munro Serves as liaison between Chairman and independent directors Advises Chairman on appropriate schedule of Board meetings, and reviews/provides input on Board meeting agendas Oversees Board and committee self-assessments Available for engagement with shareholders/other interested parties Don Brandt Chairman, President & CEO, Pinnacle West & APS Kathy Munro Principal, BridgeWest, LLC Denis Cortese Director, Health Care Delivery & Policy Program, ASU Rick Fox Independent Consultant Michael Gallagher Chairman Emeritus, Gallagher & Kennedy, P.A. Dale Klein Professor of Mechanical Engineering, University of Texas at Austin; Former Chairman of the U.S. Nuclear Regulatory Commission Humberto Lopez Chairman of the Board, HSL Properties Inc. Bruce Nordstrom President & CPA, Nordstrom Associates, P.C. Paula Sims Professor of Practice and Executive Coach, UNC Kenan-Flagler Business School David Wagener Managing Partner, Wagener Capital Management 90% independent 30% of our Director nominees are gender or ethnically diverse Robust Board succession planning practices: Process in place to ensure composition of Board reflects knowledge, skills, expertise and diversity Director retirement policy in place to better facilitate board refreshment and transition 3 new directors since 2014 Audit Expertise Business Strategy Utility Industry Experience CEO/Senior Leadership Complex Operations Experience Corporate Governance Customer Perspective Extensive Knowledge of Business Environ. Finance/Capital Allocation Financial Literacy/Accounting Gov’t/Public Policy/Regulatory Human Resources Management/Compensation Investment Experience Nuclear Experience Public Board Service Risk Oversight and Management Note: Roy Herberger will be retiring effective at the Annual Meeting and the disclosure above reflects the composition and characteristics of our 2018 nominees. 2 5 4 4 3 5 5 4 5 4 7 3 3 3 8 4